Exhibit 19


Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               4

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $15,627,587.11                    $0.00          $15,627,587.11
  Repurchased Loan Proceeds Related to Interest                           2,518.78                     0.00                2,518.78
                                                                          --------                     ----                --------
      Total                                                         $15,630,105.89                    $0.00          $15,630,105.89
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   3,089,575.54                     0.00            3,089,575.54
                                                                      ------------                     ----            ------------
      Total                                                          $3,089,575.54                    $0.00           $3,089,575.54
  Principal:
  Principal Collections                                             $86,745,348.42                    $0.00          $86,745,348.42
  Prepayments in Full                                                65,735,610.80                     0.00           65,735,610.80
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        244,918.04                     0.00              244,918.04
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $152,725,877.26                    $0.00         $152,725,877.26
  Liquidation Proceeds                                                                                                $1,086,076.93
  Recoveries from Prior Month Charge-Offs                                                                                  8,606.53
                                                                                                                           --------
      Total Principal Collections                                                                                   $153,820,560.72
  Principal Losses for Collection Period                                                                              $1,787,061.36
  Total Regular Principal Reduction                                                                                 $154,512,938.62
  Total Collections                                                                                                 $172,540,242.15



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $172,540,242.15
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $172,540,242.15






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,572,718.51        $3,572,718.51                $0.00
   Amount per $1,000 of Original Balance               0.78                 0.78                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                   $424,159.29         $424,159.29                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,975,766.67        3,975,766.67                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                      $11,075,125.96      $11,075,125.96                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:    $11,600,125.96      $11,600,125.96               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $157,367,397.68 Principal Distribution Amounts
                    First Priority Distribution Amount  $0.00
   Second Priority Distribution Amount           9,231,278.34
   Third Priority Distribution Amount           90,000,000.00
   Regular Principal Distribution Amount       107,270,419.18
                                              ---------------
      Principal Distribution Amount           $206,501,697.52

  Noteholder Principal Distributions:
   Class A1 Notes                                       $157,367,397.68
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $157,367,397.68

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $157,367,397.68

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $172,540,242.15
  Total Distribution (incl. Servicing Fee)  $172,540,242.15



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  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               4


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $217.66                   $0.59                  $218.25
  Class A2 Notes                                                 0.00                    2.57                     2.57
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $34.97                   $2.46                   $37.43

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $34.28                   $2.53                   $36.81


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $3,965,004,608.22       0.8811121              $3,807,637,210.54        0.8461416

  Class A1 Notes                               188,004,608.22       0.2600340                  30,637,210.54        0.0423751
  Class A2 Notes                             1,549,000,000.00       1.0000000               1,549,000,000.00        1.0000000
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $4,055,004,608.22       0.8834433              $3,897,637,210.54        0.8491584


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.22%                                           5.20%
  Weighted Average Remaining Maturity (WAM)              49.49                                           48.60
  Remaining Number of Receivables                      238,388                                         233,514
  Portfolio Receivable Balance               $4,287,262,210.40                               $4,132,749,271.78



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $17,270,419.18
  Specified Credit Enhancement Amount                                                                        $41,327,492.72
  Yield Supplement Overcollateralization Amount                                                             $266,975,941.90
  Target Level of Overcollateralization                                                                     $284,246,361.08







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  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               4

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,086,076.93
  Recoveries from Prior Month Charge-Offs                                                                                 $8,606.53
  Total Principal Losses for Collection Period                                                                        $1,787,061.36
  Charge-off Rate for Collection Period (annualized)                                                                          0.19%
  Cumulative Net Losses for all Periods                                                                               $1,522,713.41


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,014                $18,230,276.57
  61-90 Days Delinquent                                                                            75                 $1,510,096.38
  91-120 Days Delinquent                                                                           27                   $639,538.28
  Over 120 Days Delinquent                                                                         11                   $237,361.88

  Repossesion Inventory                                                                           121                 $2,329,668.41


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0536%
  Preceding Collection Period                                                                                               0.1675%
  Current Collection Period                                                                                                 0.1974%
  Three Month Average                                                                                                       0.1395%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0344%
  Current Collection Period                                                                                                 0.0484%
  Three Month Average                                                                                                       0.0340%




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  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                     April, 2005
  Distribution Date                                                                                                       5/16/2005
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $5,803,062.44                         $0.00
  New Advances                                                                           3,044,297.84                          0.00
  Servicer Advance Recoveries                                                            2,093,400.62                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $6,753,959.66                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $45,277.70                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00

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